Exhibit (e)(5)
[Name of Trust/Corporation]
DISTRIBUTION AGREEMENT
[Date]
PFS Distributors, Inc.
3120 Breckinridge Blvd.
Duluth, Georgia 30099
Dear Sirs:
     This is to confirm that, in consideration of the agreements hereinafter contained, [name of trust/corporation] (the “[Trust/Corporation]”), a [type of entity], on behalf of its series [name of fund] (the “Fund”), has agreed that you shall be, for the period of this Agreement, the non-exclusive principal underwriter and co-distributor of shares of the Fund. For purposes of this Agreement, the term “Shares” shall mean shares of beneficial interest of the Fund.
1. Services as Principal Underwriter and Distributor
     1.1 You will act as agent for the distribution of Shares covered by, and in accordance with, the registration statement, prospectus and statement of additional information then in effect under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), and will transmit or cause to be transmitted promptly any orders received by you or those with whom you have sales or servicing agreements for purchase or redemption of Shares to the Transfer and Dividend Disbursing Agent for the Fund of which the [Trust/Corporation] has notified you in writing.
     1.2 You agree to use your best efforts to solicit orders for the sale of Shares. It is contemplated that you will enter into sales or servicing agreements with registered securities brokers and banks and into servicing agreements with financial institutions and other industry professionals, such as investment advisers, accountants and estate planning firms. In entering into such agreements, you will act only on your own behalf as principal underwriter and distributor. You will not be responsible for making any distribution plan or service fee payments pursuant to any plans the [Trust/Corporation] may adopt on behalf of the Fund or agreements it may enter into.
     1.3 You shall act as the non-exclusive principal underwriter and co-distributor of Shares in compliance with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted from time to time by the Securities and Exchange Commission (the “SEC”) pursuant to the 1933 Act or the 1940 Act or by any securities association registered under the Securities Exchange Act of 1934, as amended.
     1.4 Whenever in their judgment such action is warranted for any reason, including, without limitation, market, economic or political conditions, the [Trust/Corporation]’s officers may decline to accept any orders for, or make any sales of, any Shares until such time as those officers deem it advisable to accept such orders and to make such sales and the [Trust/Corporation] shall advise you promptly of such determination.
2 Duties of the [Trust/Corporation]
     2.1 The [Trust/Corporation] agrees to pay all costs and expenses in connection with the registration of Shares under the 1933 Act, and all expenses in connection with maintaining facilities for the issue and transfer of Shares and for supplying information, prices and other data to be furnished by the [Trust/Corporation] hereunder, and all expenses in connection with the preparation and printing of the Fund’s prospectuses and statements of additional information for regulatory purposes and for distribution to shareholders; provided however, that nothing contained herein shall be deemed to require the [Trust/Corporation] to pay any costs of advertising or marketing the sale of Shares.
     2.2 The [Trust/Corporation] agrees to execute any and all documents and to furnish any and all information and otherwise to take any other actions that may be reasonably necessary in the discretion of the [Trust/Corporation]’s officers in connection with the qualification of Shares for sale in such states and other U.S. jurisdictions as the Fund may approve and designate to you from time to time, and the [Trust/Corporation] agrees to pay all expenses that may be incurred in connection with such qualification. You shall pay all expenses connected with your own qualification as a securities broker or dealer under state or Federal laws and, except as otherwise specifically provided in this Agreement, all other expenses incurred by you in connection with the sale of Shares as contemplated in this Agreement.
     2.3 The [Trust/Corporation] shall furnish you from time to time, for use in connection with the sale of Shares, such information reports with respect to the Fund and the Shares as you may reasonably request, all of which shall be signed by one or more of the [Trust/Corporation]’s duly authorized officers; and the [Trust/Corporation] warrants that the statements contained in any such reports, when so signed by the [Trust/Corporation]’s officers, shall be true and correct. The [Trust/Corporation] also shall furnish you upon request with (a) the reports of the annual audits of the financial statements of the [Trust/Corporation] made by independent certified public accountants retained by the [Trust/Corporation] for such purpose; (b) semi-annual unaudited financial statements pertaining to the Fund; (c) quarterly earnings statements prepared by the [Trust/Corporation] for the Fund; (d) a monthly itemized list of the securities in the Fund’s portfolio; (e) monthly balance sheets as soon as practicable after the end of each month; (f) the current net asset value and offering price per share for the Fund on each day such net asset value is computed and (g) from time to time such additional information regarding the financial condition of the Fund as you may reasonably request.
3 Representations and Warranties
     The [Trust/Corporation] represents to you that all registration statements, prospectuses and statements of additional information filed by the [Trust/Corporation] on behalf of the Fund with the SEC under the 1933 Act and the 1940 Act with respect to the Shares have been prepared in conformity with the requirements of said Acts and the rules and regulations of the SEC thereunder. As used in this Agreement, the terms “registration statement”, “prospectus” and

“statement of additional information” shall mean any registration statement, prospectus and statement of additional information filed by the [Trust/Corporation] on behalf of the Fund with the SEC and any amendments and supplements thereto filed by the [Trust/Corporation] on behalf of the Fund with the SEC. The [Trust/Corporation] represents and warrants to you that any such registration statement, prospectus and statement of additional information, when such registration statement becomes effective and as such prospectus and statement of additional information are amended and supplemented, includes at the time of such effectiveness, amendment or supplement all statements required to be contained therein in conformance with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; that all statements of material fact contained in any registration statement, prospectus or statement of additional information will be true and correct when such registration statement becomes effective; and that neither any registration statement nor any prospectus or statement of additional information when such registration statement becomes effective will include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading to a purchaser of the Fund’s Shares. The [Trust/Corporation] may, but shall not be obligated to, propose from time to time such amendment or amendments to any registration statement and such supplement or supplements to any prospectus or statement of additional information as, in the light of future developments, may, in the opinion of the [Trust/Corporation], be necessary or advisable. If the [Trust/Corporation] shall not propose such amendment or amendments and/or supplement or supplements within fifteen days after receipt by the [Trust/Corporation] of a written request from you to do so, you may, at your option, terminate this Agreement or decline to make offers of the [Trust/Corporation]’s Shares until such amendments are made. The [Trust/Corporation] shall not file any amendment to any registration statement for the Fund or supplement to any prospectus or statement of additional information for the Fund without giving you reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit the [Trust/Corporation]’s right to file at any time such amendments to any registration statement and/or supplements to any prospectus or statement of additional information, of whatever character, as the [Trust/Corporation] may deem advisable, such right being in all respects absolute and unconditional.
4. Indemnification
     4.1 The [Trust/Corporation] authorizes you to use any prospectus or statement of additional information furnished by the [Trust/Corporation] from time to time, in connection with the sale of Shares. The [Trust/Corporation] agrees to indemnify, defend and hold you, your several officers and directors, and any person who controls you within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any such counsel fees incurred in connection therewith) which you, your officers and directors, or any such controlling person, may incur under the 1933 Act or under common law or otherwise, arising out of or based upon any untrue statement, or alleged untrue statement, of a material fact contained in any registration statement for the Fund, any prospectus or any statement of additional information for the Fund or arising out of or based upon any omission, or alleged omission, to state a material fact required to be stated in any such registration statement, any such prospectus or any statement of additional information or necessary to make the statements in any of them not misleading; provided, however, that the [Trust/Corporation]’s agreement to indemnify you, your officers or directors, and any such controlling person shall not be deemed to cover any claims, demands, liabilities or expenses arising out of any statements or representations made by you or your representatives or agents other than such statements and representations as are contained in any prospectus or statement of additional information and in such financial and other statements as are furnished to you pursuant to paragraph 2.3 of this Agreement; and further provided that the [Trust/Corporation]’s agreement to indemnify you and the [Trust/Corporation]’s representations and warranties herein before set forth in paragraph 3 of this Agreement shall not be deemed to cover any liability to the [Trust/Corporation] or the Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties under this Agreement. The [Trust/Corporation]’s agreement to indemnify you, your officers and directors, and any such controlling person, as aforesaid, is expressly conditioned upon the [Trust/Corporation]’s being notified of any action brought against you, your officers or directors, or any such controlling person, such notification to be given by letter or by telegram addressed to the [Trust/Corporation] at its principal office in New York, New York and sent to the [Trust/Corporation] by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. The failure so to notify the [Trust/Corporation] of any such action shall not relieve the [Trust/Corporation] from any liability that the [Trust/Corporation] may have to the person against whom such action is brought by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of the [Trust/Corporation]’s indemnity agreement contained in this paragraph 4.1. The [Trust/Corporation] will be entitled to assume the defense of any suit brought to enforce any such claim, demand or liability, but, in such case, such defense shall be conducted by counsel of good standing chosen by the [Trust/Corporation]. In the event the [Trust/Corporation] elects to assume the defense of any such suit and retains counsel of good standing, the defendant or defendants in such suit shall bear the fees and expenses of any additional counsel retained by any of them; but if the [Trust/Corporation] does not elect to assume the defense of any such suit, the [Trust/Corporation] will reimburse you, your officers and directors, or the controlling person or persons named as defendant or defendants in such suit, for the reasonable fees and expenses of any counsel retained by you or them. The [Trust/Corporation]’s indemnification agreement contained in this paragraph 4.1 and the [Trust/Corporation]’s representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of you, your officers and directors, or any controlling person, and shall survive the delivery of any of the [Trust/Corporation]’s Shares. This agreement of indemnity will inure exclusively to your benefit, to the benefit of your several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors. The [Trust/Corporation] agrees to notify you promptly of the commencement of any litigation or proceedings against the [Trust/Corporation] with respect to the Fund or any of its officers or Board members in connection with the issuance and sale of any of the Fund’s Shares.
     4.2 You agree to indemnify, defend and hold the [Trust/Corporation], its several officers and Board members, and any person who controls the [Trust/Corporation] within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) that the

[Trust/Corporation], its officers or Board members or any such controlling person may incur under the 1933 Act, or under common law or otherwise, but only to the extent that such liability or expense incurred by the [Trust/Corporation], its officers or Board members, or such controlling person resulting from such claims or demands shall arise out of or be based upon any untrue, or alleged untrue, statement of a material fact contained in information furnished in writing by you to the [Trust/Corporation] and used in the answers to any of the items of the registration statement for the Fund or in the corresponding statements made in the prospectus or statement of additional information for the Fund, or shall arise out of or be based upon any omission, or alleged omission, to state a material fact in connection with such information furnished in writing by you to the [Trust/Corporation] and required to be stated in such answers or necessary to make such information not misleading. Your agreement to indemnify the [Trust/Corporation], its officers or Board members, and any such controlling person, as aforesaid, is expressly conditioned upon your being notified of any action brought against the [Trust/Corporation], its officers or Board members, or any such controlling person, such notification to be given by letter or telegram addressed to you at your principal office in Duluth, Georgia and sent to you by the person against whom such action is brought, within ten days after the summons or other first legal process shall have been served. You shall have the right to control the defense of such action, with counsel of your own choosing, satisfactory to the [Trust/Corporation], if such action is based solely upon such alleged misstatement or omission on your part or with the [Trust/Corporation]’s consent, and in any event the [Trust/Corporation], its officers or Board members or such controlling person shall each have the right to participate in the defense or preparation of the defense of any such action with counsel of its own choosing reasonably acceptable to you but shall not have the right to settle any such action without your consent, which will not be unreasonably withheld. The failure to so notify you of any such action shall not relieve you from any liability that you may have to the [Trust/Corporation], its officers or Board members, or to such controlling person by reason of any such untrue, or alleged untrue, statement or omission, or alleged omission, otherwise than on account of your indemnity agreement contained in this paragraph 4.2. You agree to notify the [Trust/Corporation] promptly of the commencement of any litigation or proceedings against you or any of your officers or directors in connection with the issuance and sale of any of the Fund’s Shares.
5. Effectiveness of Registration
     No Shares shall be offered by either you or the Fund under any of the provisions of this Agreement and no orders for the purchase or sale of such Shares under this Agreement shall be accepted by the Fund if and so long as the effectiveness of the registration statement for the Fund then in effect or any necessary amendments thereto shall be suspended under any of the provisions of the 1933 Act, or if and so long as a current prospectus for the Fund as required by Section 5(b)(2) of the 1933 Act is not on file with the SEC; provided, however, that nothing contained in this paragraph 5 shall in any way restrict or have any application to or bearing upon the Fund’s obligation to repurchase its Shares from any shareholder in accordance with the provisions of the Fund’s prospectus, statement of additional information or charter documents, as amended from time to time.
6. Offering Price

     Shares of any class of any the Fund offered for sale by you shall be offered for sale at a price per share (the “offering price”) equal to (a) their net asset value (determined in the manner set forth in the Fund’s charter documents and the then-current prospectus and statement of additional information) plus (b) a sales charge, if applicable, which shall be the percentage of the offering price of such Shares as set forth in the Fund’s then-current prospectus relating to such Shares. In addition to or in lieu of any sales charge applicable at the time of sale, Shares of any class of the Fund offered for sale by you may be subject to a contingent deferred sales charge as set forth in the Fund’s then-current prospectus and statement of additional information. You shall be entitled to receive any sales charge levied at the time of sale in respect of the Shares without remitting any portion to the Fund. Any payments to a broker or dealer through whom you sell Shares shall be governed by a separate agreement between you and such broker or dealer and the Fund’s then-current prospectus and statement of additional information. Any payments to any provider of services to you shall be governed by a separate agreement between you and such service provider.
7. Notice to You
     The [Trust/Corporation] agrees to advise you immediately in writing:
     (a) of any request by the SEC for amendments to the registration statement, prospectus or statement of additional information for the Fund then in effect or for additional information;
     (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the registration statement for the Fund, prospectus or statement of additional information for the Fund then in effect or the initiation of any proceeding for that purpose;
     (c) of the happening of any event that makes untrue any statement of a material fact made in the registration statement for the Fund, prospectus or statement of additional information for the Fund then in effect or that requires the making of a change in such registration statement, prospectus or statement of additional information in order to make the statements therein not misleading; and
     (d) of all actions of the SEC with respect to any amendment to the registration statement for the Fund, or any supplement to the prospectus or statement of additional information for the Fund which may from time to time be filed with the SEC.
8. Term of the Agreement
     This Agreement shall become effective on the date hereof, shall have an initial term of one year from the date hereof, and shall continue for successive annual periods thereafter so long as such continuance is specifically approved at least annually by (a) the [Trust/Corporation]’s Board or (b) by a vote of a majority (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board members of the [Trust/Corporation] who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable with or without cause, without penalty, on 60 days’ notice by the [Trust/Corporation]’s Board or by vote of holders of a majority of the Fund’s outstanding voting securities, or on 90 days’ notice by you. This Agreement will also terminate automatically, in the event of its assignment (as defined in the 1940 Act and the rules and regulations thereunder).
9. Arbitration
     Any claim, controversy, dispute or deadlock arising under this Agreement (collectively, a “Dispute”) shall be settled by arbitration administered under the rules of the American Arbitration Association (“AAA”) in New York, New York. Any arbitration and award of the arbitrators, or a majority of them, shall be final and the judgment upon the award rendered may be entered in any state or federal court having jurisdiction. No punitive damages are to be awarded.
10. Miscellaneous
     So long as you act as a principal underwriter and distributor of Shares, you shall not perform any services for any entity other than investment companies advised or administered by Citigroup Inc. or its affiliates. The [Trust/Corporation] recognizes that the persons employed by you to assist in the performance of your duties under this Agreement may not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the persons employed by you or any of your affiliates right to engage in and devote time and attention to other businesses or to render services of whatever kind or nature, provided, however, that in conducting such business or rendering such services your employees and affiliates would take reasonable steps to assure that the other parties involved are put on notice as to the legal entity with which they are dealing. This Agreement and the terms and conditions set forth herein shall be governed by, and construed in accordance with, the laws of the State of New York without giving effect to its conflict of interest principles.
11. Limitation of Liability
     The [Trust/Corporation] and you acknowledge and agree that all obligations of the [Trust/Corporation] under this Agreement are binding only with respect to the Fund; that any liability of the [Trust/Corporation] under this Agreement, or in connection with the transactions contemplated herein, shall be discharged only out of the assets of the Fund; and that no other series of the [Trust/Corporation] shall be liable with respect to this Agreement or in connection with the transactions contemplated herein.
     The obligations of the [Trust/Corporation] shall not be binding upon any of the [Trustees/Directors], officers, or shareholders of the [Trust/Corporation] personally, but shall bind only assets and property of the Fund, and not any other series of the [Trust/Corporation]. [For trusts: Any reference to the Trust hereunder means and refers to the Trustees from time to time serving under the Declaration of Trust of the Trust, a copy of which is on file with the Secretary of the [name of state].] The execution and delivery of this Agreement ahs been authorized by the [Trustees/Directors], and this Agreement has been signed on behalf of the [Trust/Corporation] by an authorized officer of the [Trust/Corporation], acting as such and not individually, and neither such authorization by such [Trustee/Director] nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the [Trust/Corporation] [For trusts: as provided in the [Declaration of Trust]].
     If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning to us the enclosed copy, whereupon this Agreement will become binding on you.

Very truly yours, [Name of Trust/Corporation], on behalf of [Name of Fund]
By:
Authorized Officer

Accepted: PFS DISTRIBUTORS, INC.
By:
Authorized Officer